Exhibit 99.1

CALIBER REPORTS SECOND QUARTER 2023 RESULTS

Grows FV AUM by 29.4% Year-over-Year to $825.3 Million
Grows AM Revenue by 9.8%, AM Revenue Run Rate by $1.3 Million

SCOTTSDALE, Ariz., August 10, 2023 – CaliberCos Inc. (the “Company” or “Caliber”) (NASDAQ: CWD), a leading vertically integrated alternative asset manager, today reported results for the second quarter ended on June 30, 2023.

Second Quarter 2023 Financial Results, Compared to Second Quarter 2022

•Total revenues of $20.4 million, a 9.4% increase
•Asset management (“AM”) revenue(1) of $2.4 million, a 9.8% increase; asset management revenue run rate(1) increases to $9.6 million, a 15.3% increase as compared to the full year results in 2022
•Net loss attributable to Caliber of $5.7 million, or $0.29 per diluted share, compared to a net loss of $0.5 million or $0.03 per diluted share
•Caliber Adjusted EBITDA(2) loss of $2.3 million, compared to $0.5 million
•Fair value assets under management(3) (“FV AUM”) of $825.3 million, a 29.4% year-over-year increase
•Managed capital(4) of $401.8 million, a 24.1% year-over-year increase

Management Commentary

“In the second quarter, our team executed well on our strategic plan. We successfully completed our IPO in May, delivered year-over-year consolidated revenue growth of 9.4% and increased our FV AUM as of June 30, 2023 to $825.3 million,” said Chris Loeffler, CEO of Caliber.

“During the quarter, we continued to make strategic investments in our business to position Caliber for sustained growth. We expanded our overall sales force and built out our wholesale team to significantly expand the distribution of our funds in the Registered Investment Advisor (RIA) and independent broker-dealer channels. Simultaneously, we developed new funds and investment products for both the private and wholesale channels that will enhance our ability to capitalize on the growing number of attractive real estate investment opportunities created by this elevated interest rate environment, where access to attractively priced capital is a challenge for many property owners. While these investments increased the current period expenses, we believe they are critical to supporting our strategic plan to accelerate AUM, increase our annualized asset management revenue run rate and capture distressed real estate investment opportunities.”

“We continue to make great strides in building out Caliber Hospitality Trust (“CHT”), our externally advised private hospitality company. We signed our first third-party contribution agreement with L.T.D. Hospitality Group through which it will contribute nine hotel properties to CHT. Upon closing, this addition will more than double the value of CHT’s current portfolio to $405 million and increase Caliber’s FV AUM(3) by approximately 25%. In addition, Caliber’s asset management revenue run rate will further increase by approximately $2 million, or 20%(1), considering the value of the portfolio contributed and the terms of the contribution and management agreements. We are in active discussions with other potential third parties and expect to make additional announcements in the second half of 2023.”

Business Update

The following are key milestones completed both during and subsequent to the second quarter ended June 30, 2023.

•On May 19, 2023, as previously disclosed, Caliber successfully completed its initial public offering raising $4.8 million through the issuance of 1,200,000 Class A common shares at an offering price of $4.00 per share.
•On June 30, 2023, Caliber reached an agreement with L.T.D. Hospitality Group LLC (“L.T.D.”) in which L.T.D. will contribute nine hotel properties to its subsidiary, Caliber Hospitality Trust. The transaction is subject to customary closing conditions and is expected to close before the end of the year.
•As of June 30, 2023, Caliber is actively developing 2,460 multifamily units, 2,300 single family units, 2.5 million square feet of commercial and industrial, and 1.3 million square feet of office and retail.
•On July 19, 2023, Caliber sold 38 lots in its Ridge at Johnstown, CO project for $3.8 million. The lots were part of Caliber’s holdings where it owns over 600 acres of land through various funds.

Summary of Consolidated Results

Second Quarter 2023 Consolidated Financial Review

Total revenues for the second quarter of 2023 increased 9.4% to $20.4 million, compared to $18.7 million for the second quarter 2022, primarily due to higher revenues in the Company’s consolidated fund hotel assets with the addition of the Hilton Tucson East property. This was offset by lower transaction and advisory fees. Consolidated asset and performance-based fees decreased during the quarter due to lower transaction and advisory fees, primarily due to decreased capital raise and loan service fees.

Asset management fees were $1.2 million, a year-over-year increase of 8.3%; performance allocations were $0.01 million, a decrease of 88.3%; and transaction and advisory fees were $0.7 million, a decrease of 62.0%. Consolidated funds from hospitality revenues were $16.3 million, an increase of 14.3%, while consolidated funds other revenues were $2.3 million, a 56.2% increase from the prior year period.

Total expenses for the second quarter of 2023 were $31.4 million, up 53.5% from the second quarter of 2022, primarily due to an increase in consolidated fund-related hospitality expenses related to one property, the Hilton Tucson East, which was consolidated beginning March 31, 2023. As this segment continued to recover, it has been hiring additional employees to serve increasing occupancies. In addition, operating costs were $6.8 million, up 141.1%, primarily due to additional payroll costs associated with increased headcount and cost of human capital driven by the Company’s growth initiatives, as the Company looks to enhance its capabilities across all lines of service.

Net loss for the second quarter of 2023 was $11.6 million, compared to $2.0 million in the second quarter of 2022 and Consolidated Adjusted EBITDA for the second quarter of 2023 was a loss of $1.3 million, compared to $4.1 million in the prior year period. The decreases compared to the prior year period were due to lower net income attributed to higher expenses related to investment in the Company’s strategic growth initiatives.

After adjusting for net income attributable to noncontrolling interests, net loss attributable to the Company for the second quarter of 2023 was $5.7 million, or $0.29 per diluted share, as compared to net loss attributable to the Company of $0.5 million, or $0.03 per diluted share, in the prior year period.

Caliber’s business is organized into three reportable segments: Fund Management, Development, and Brokerage. The following highlights results from each of those segments. For segment reporting purposes, revenues, expenses, and Caliber Adjusted EBITDA are presented on a basis that deconsolidates the consolidated funds. As a result, segment amounts are different than those presented on a consolidated basis in accordance with U.S. GAAP basis because certain amounts are eliminated in consolidation when they are derived from a consolidated fund. Eliminating the impact of consolidated funds and noncontrolling interest provides investors with a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Second Quarter Segment Performance

Total segment revenues for the second quarter of 2023 decreased 23.0% to $3.4 million, compared to $4.4 million for the second quarter 2022, primarily due to lower transaction and advisory fees in the fund management segment.

Fund Management Segment

Total fund management segment revenues for the second quarter of 2023 were $2.6 million, a decrease of $0.7 million, or 20.4%. Asset management fees were $2.4 million, an increase of 9.8%, while the asset management revenue run rate was $9.6 million, an increase of 15.3%, as compared to the full year results in 2022. The higher asset management fees were driven by a higher year-over-year average balance of managed assets. Performance allocations decreased $0.1 million or 77.7% and transaction and advisory fees decreased $0.8 million or 82.5%. The decrease in the transaction and advisory fees was primarily related to a decrease in capital raise and loan service fees, partially offset by increased fund administration fees.

Total fund management segment expenses for the second quarter of 2023 were $7.7 million, an increase of $2.5 million, or 49.1% from the second quarter 2022. The increase was primarily due to an increase in operating costs from additional payroll associated with increased headcount and cost of human capital driven by the Company’s growth initiatives, as the Company looks to enhance its capabilities across all lines of service.

Fund management segment net loss for the second quarter of 2023 was $5.8 million, compared to segment net loss of $2.1 million in the second quarter of 2022.

Development Segment

Development segment revenues for the second quarter of 2023 were $0.7 million, a decrease of $0.2 million, or 26.9%. The decrease was primarily due to a decrease in development fees related to two commercial development projects in Colorado and one commercial development project in Arizona.

Development segment expenses for the second quarter of 2023 were $0.6 million, an increase of $0.1 million, or 24.9% from the second quarter 2022. The increase was primarily due to additional payroll associated with increased headcount and cost of human capital driven by the Company’s growth initiatives resulting in higher operating costs.

Development segment net income for the second quarter of 2023 was $0.1 million, a decrease of $0.3 million, or 82.5%, from the second quarter of 2022.

Brokerage Segment

Brokerage segment revenues for the second quarter of 2023 were $0.2 million, a decrease of $0.1 million, or 40.8%. The decrease was primarily due to a $7.3 million decrease in brokerage transactions between periods.

Brokerage segment expenses for the second quarter of 2023 were $0.3 million, comparable with the second quarter of 2022.

Brokerage segment net income for the second quarter of 2023 was $0.1 million, in line with the second quarter of 2022.

Managed Capital

Managed capital as of June 30, 2023 was $401.8 million, an increase of $78.0 million, or 24.1%, from June 30, 2022, and an increase of $18.6 million, or 4.8%, from December 31, 2022. The sequential $9.3 million increase from March 31, 2023 was due to $11.2 million of originations and was partially offset by $2.0 million of redemptions. Originations during the quarter were primarily driven by a $15.9 million increase in the Company’s commercial investment funds as a result of capital raised and funds contributed to support commercial development and acquisition activity in the quarter.

FV AUM

Fair value assets under management as of June 30, 2023 were $825.3 million, an increase of $79.8 million, or 10.7%, from December 31, 2022, and an increase of $18.4 million, or 2.3%, from March 31, 2023. The increase in the second quarter of 2023 was primarily due to $19.1 million of construction and net market appreciation, as the value of Caliber’s hospitality assets continued to recover in an improving economy.
Balance Sheet and Liquidity

The Company, excluding consolidated funds, ended the quarter with $55.0 million of total debt and unrestricted cash and cash equivalents of $1.3 million.

(1) Asset management revenue run rate is an estimate that annualizes asset management revenue, which are on a basis that deconsolidates the consolidated funds, for the month ended June 30, 2023.
(2) Caliber Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.
(3) Fair value assets under management is defined as the aggregate fair value of the real estate assets the Company manages from which it derives management fees, performance revenues and other fees and expense reimbursements as of June 30, 2023.
(4) Managed capital is defined as the total equity capital raised by the Company from investors for its investment funds as of June 30, 2023.

About CaliberCos Inc.

Caliber (NASDAQ: CWD) is an alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in real estate. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments, which are managed by our in-house asset services group. The Company leverages access to both the public and private markets to maximize value for its customers and funds. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the closing of the transaction with L.T.D. Hospitality Group LLC. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Samantha Vrcic
+1 480-295-7600
Samantha.vrcic@caliberco.com

Investor Relations:
Tamara Gonzalez, Financial Profiles
+1 310-622-8234
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Asset management fees	$1,229	$1,135	$2,511	$2,066
Performance allocations	12	103	2,438	2,405
Transaction and advisory fees	665	1,750	1,419	2,371
Consolidated funds – hospitality revenue	16,273	14,242	39,482	32,813
Consolidated funds – other revenue	2,266	1,451	4,117	3,328
Total revenues	20,445	18,681	49,967	42,983

Expenses
Operating costs	6,820	2,829	11,324	5,218
General and administrative	1,426	2,149	3,242	4,137
Marketing and advertising	325	765	678	1,005
Depreciation and amortization	137	7	269	16
Consolidated funds – hospitality expenses	20,749	12,685	41,032	29,826
Consolidated funds – other expenses	1,949	2,030	3,874	4,469
Total expenses	31,406	20,465	60,419	44,671

Consolidated funds - gain on sale of real estate investments	—	—	—	21,530

Other income (loss), net	546	(3)	1,065	216
Interest income	96	3	194	3
Interest expense	(1,261)	(175)	(2,092)	(344)
Net (loss) income before income taxes	(11,580)	(1,959)	(11,285)	19,717
Provision for income taxes	—	—	—	—
Net (loss) income	(11,580)	(1,959)	(11,285)	19,717
Net (loss) income attributable to noncontrolling interests	(5,854)	(1,499)	(4,352)	19,628
Net (loss) income attributable to CaliberCos Inc.	(5,726)	(460)	(6,933)	89
Basic net (loss) income per share attributable to common stockholders	$(0.29)	$(0.03)	$(0.37)	$0.01
Diluted net (loss) income per share attributable to common stockholders	$(0.29)	$(0.03)	$(0.37)	$0.01
Weighted average common shares outstanding:
Basic	19,612	17,791	18,901	17,873
Diluted	19,612	17,791	18,901	19,750

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	June 30, 2023	December 31, 2022
Assets
Cash	$1,335	$1,921
Restricted cash	2,330	23
Real estate investments, net	21,411	2,065
Due from related parties	7,675	9,646
Investments in unconsolidated entities	3,246	3,156
Operating lease - right of use assets	215	1,411
Prepaid and other assets	2,722	5,861
Assets of consolidated funds
Cash	7,220	5,736
Restricted cash	10,527	8,254
Real estate investments, net	219,834	196,177
Accounts receivable, net	1,700	2,228
Notes receivable - related parties	31,657	28,229
Due from related parties	4	15
Operating lease - right of use assets	8,780	8,769
Prepaid and other assets	10,356	5,343
Total assets	$329,012	$278,834

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	June 30, 2023	December 31, 2022
Liabilities and Stockholders’ Equity
Notes payable	$54,964	$14,653
Notes payable - related parties	—	365
Accounts payable and accrued expenses	7,784	6,374
Buyback obligation	—	12,391
Due to related parties	101	171
Operating lease liabilities	131	1,587
Other liabilities	560	64
Liabilities of consolidated funds
Notes payable, net	147,277	134,256
Notes payable - related parties	10,391	6,973
Accounts payable and accrued expenses	9,792	9,252
Due to related parties	129	68
Operating lease liabilities	12,419	12,461
Other liabilities	2,852	3,030
Total liabilities	246,400	201,645

Commitments and Contingencies

Preferred stock Series B, $0.001 par value; 12,500,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and 1,651,302 shares issued and outstanding as of December 31, 2022	—	—
Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 13,820,978 and 10,790,787 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	14	11
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 7,416,414 shares issued and outstanding as June 30, 2023 and December 31, 2022	7	7
Paid-in capital	38,979	33,108
Less treasury stock, at cost, 277,342 shares repurchased and 3,432,351 forward repurchase shares as of December 31, 2022. As of June 30, 2023, there was no treasury stock or forward repurchase shares	—	(13,626)
Accumulated deficit	(31,060)	(22,709)
Stockholders’ equity (deficit) attributable to CaliberCos Inc.	7,940	(3,209)
Stockholders’ equity attributable to noncontrolling interests	74,672	80,398
Total stockholders’ equity	82,612	77,189
Total liabilities and stockholders’ equity	$329,012	$278,834

Non-GAAP Measures

We present Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA, which are not recognized financial measures under U.S. GAAP, as supplemental disclosures because we regularly review these measures to evaluate our funds, measure our performance, identify trends, formulate financial projections and make strategic decisions.

Consolidated EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization. Consolidated Adjusted EBITDA represents Consolidated EBITDA as further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

Caliber Adjusted EBITDA represents Consolidated Adjusted EBITDA on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. We generally use these non-U.S. GAAP financial measures to evaluate operating performance and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. Because not all companies use identical calculations, our presentation of Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA may not be comparable to similarly identified measures of other companies.

Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA are not intended to be measures of free cash flow for our discretionary use because they do not consider certain cash requirements such as tax and debt service payments. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

The following table presents a reconciliation of net loss to Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA for the three months ended June 30, 2023 and 2022 (in thousands):

NON-GAAP RECONCILIATIONS
(AMOUNTS IN THOUSANDS)

	Three Months Ended June 30,
	2023	2022
Net loss	$(11,580)	$(1,959)
Interest expense	1,261	175
Depreciation expense	137	7
Consolidated funds’ EBITDA adjustments	7,003	4,906
Consolidated EBITDA	(3,179)	3,129
Share buy-back	—	79
Stock-based compensation	1,922	75
Public registration costs	—	779
Consolidated Adjusted EBITDA	(1,257)	4,062
Intercompany eliminations	1,781	1,293
Non-controlling interest Adjusted EBITDA eliminations	(2,851)	(5,884)
Caliber Adjusted EBITDA	$(2,327)	$(529)

FUND MANAGEMENT SEGMENT
(AMOUNTS IN THOUSANDS)

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Revenues
Asset management fees	$2,366	$2,154	$212	9.8%
Performance allocations	23	103	(80)	(77.7)%
Transaction and advisory fees	167	955	(788)	(82.5)%
Total revenues	2,556	3,212	(656)	(20.4)%
Expenses
Operating costs	6,049	2,318	3,731	161.0%
General and administrative	1,296	2,074	(778)	(37.5)%
Marketing and advertising	326	764	(438)	(57.3)%
Depreciation and amortization	30	8	22	275.0%
Total expenses	7,701	5,164	2,537	49.1%

Other expense, net	(48)	(1)	(47)	4700.0%
Interest expense	(1,070)	(160)	(910)	568.8%
Interest income	497	2	495	24750.0%
Net loss	$(5,766)	$(2,111)	$(3,655)	173.1%

DEVELOPMENT SEGMENT
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Revenues
Transaction and advisory fees	$656	$898	$(242)	(26.9)%
Total revenues	656	898	(242)	(26.9)%
Expenses
Operating costs	501	416	85	20.4%
General and administrative	81	58	23	39.7%
Depreciation and amortization	—	(8)	8	(100.0)%
Total expenses	582	466	116	24.9%

Other expense, net	—	(10)	10	(100.0)%
Net income	$74	$422	$(348)	(82.5)%

BROKERAGE SEGMENT
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Revenues
Transaction and advisory fees	$161	$272	$(111)	(40.8)%
Total revenues	161	272	(111)	(40.8)%
Expenses
Operating costs	180	194	(14)	(7.2)%
General and administrative	22	17	5	29.4%
Depreciation and amortization	62	—	62	100.0%
Total expenses	264	211	53	25.1%

Other income, net	346	—	346	100.0%
Interest expense	(191)	(16)	(175)	1093.8%
Net income	$52	$45	$7	15.6%

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS)

Managed Capital
Balances as of December 31, 2022	$383,189
Originations	12,050
Redemptions	(2,742)
Balances as of March 31, 2023	392,497
Originations	11,227
Redemptions	(1,968)
Balances as of June 30, 2023	$401,756

	June 30, 2023	December 31, 2022
Real Estate
Hospitality	$96,112	$102,071
Residential	71,915	62,819
Commercial	144,123	128,210
Total Real Estate	312,150	293,100
Credit(1)	79,598	74,766
Other(2)	10,008	15,323
Total	$401,756	$383,189
___________________________________________
(1)Credit managed capital represents loans made to Caliber’s investment funds by our diversified credit fund.
(2)Other managed capital represents undeployed capital held in our diversified funds.

FV AUM
(AMOUNTS IN THOUSANDS)

FV AUM
Balances as of December 31, 2022	$745,514
Assets acquired(1)	28,604
Construction and net market appreciation	33,019
Assets sold or disposed	(5,820)
Credit(2)	4,242
Other(3)	1,360
Balances as of March 31, 2023	806,919
Assets acquired(1)	—
Construction and net market appreciation	19,095
Assets sold or disposed	(595)
Credit(2)	590
Other(3)	(703)
Balances as of June 30, 2023	$825,306

	June 30, 2023	December 31, 2022
Real Estate
Hospitality	$312,600	$319,300
Residential	143,300	86,900
Commercial	279,800	255,197
Total Real Estate	735,700	661,397
Credit(2)	79,598	74,766
Other(3)	10,008	9,351
Total	$825,306	$745,514
___________________________________________
(1)Assets acquired during the six months ended June 30, 2023 include one development asset in Colorado, our headquarters office building, and one multi-family residential asset in Arizona.
(2)Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.
(3)Other FV AUM represents undeployed capital held in our diversified funds.